                                  EXHIBIT 24.4

                                   CONSENT OF

                  AMIN, MUDASSAR & CO., CHARTERED ACCOUNTANTS

                        CONSENT OF AMIN, MUDASSAR & CO.,

                             CHARTERED ACCOUNTANTS


     The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Network Solutions (Pvt) Limited as at June 30, 1997, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement for Mirage Holdings, Inc.



/s/ Amin, Mudassar & Co.
------------------------
AMIN, MUDASSAR & CO.
Chartered Accountants
Lahore, Pakistan
Dated: November 25, 1997